EXHIBIT 16.1

                  (Alvin L. Dahl & Associates, P.C. Letterhead)


April  23,  2001


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

RE:    Unicorp,  Inc.
       Commission File Number 2-273389

Dear  Sir  or  Madam:

I  agree  with the statements made by the above Registrant with respect to Alvin
L. Dahl & Associates, P.C. in Item 4 of its Current Report on Form 8-K dated April 6, 2001. Additionally, please be advised that this firm has not provided any accounting or audit services to the Registrant subsequent to the year ended December 31, 1997 Audit Report.


Sincerely,

/s/  Alvin  L.  Dahl

Alvin L. Dahl & Associates, P.C.



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